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                                                                 Exhibit 3.7


                                 FIRST AMENDMENT

                                     TO THE

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                    GRAND CANAL SHOPS MALL CONSTRUCTION, LLC

        This First Amendment (the "FIRST AMENDMENT"), dated as of June 4, 2002, to the Limited Liability Company Agreement (the "AGREEMENT") of Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company (the "COMPANY"), dated as of November 14, 1997, is adopted and entered into by Venetian Casino Resort, LLC, a Nevada limited liability company ("VENETIAN CASINO RESORT"), as sole Member ("MEMBER"), (the "MEMBER" and collectively, with all other Persons who from time to time become Members pursuant to the Agreement, the "MEMBERS"), pursuant to and in accordance with the Delaware Limited Liability Company Act (6 DEL. C. Section 18-10, ET SEQ.), as amended from time to time (the "Act") and the terms of the Agreement.

        WHEREAS, in accordance with the Act and Section 10.4 of the Agreement, the Member desires to amend the Agreement as set forth below.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement as follows:

        1. DEFINED TERMS. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

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        2.      AMENDMENT TO SECTION 1.2. Section 1.2 of the Agreement is hereby amended as follows: the heading and text of Section 1.2 of the Agreement is hereby deleted in its entirety and replaced by the words "Intentionally
Omitted."

        3. AMENDMENT TO SECTION 1.6. Section 1.6 of the Agreement is hereby amended as follows: the heading and text of Section 1.6 of the Agreement is hereby deleted in its entirety and replaced by the words "Intentionally Omitted."

        4. AMENDMENT TO SECTION 1.10. Section 1.10 of the Agreement is hereby amended as follows: the defined term "LOAN DOCUMENTS" and corresponding section reference are hereby deleted in its entirety.

        5. AMENDMENT TO SECTION 2.8. Section 2.8 of the Agreement is hereby amended and restated as follows:

        PURPOSE. The purpose for which the Company is formed and the nature of business proposed to be transacted and carried on by it shall be limited to the following: (i) to enter into and perform its obligations under the Mall Lease, the Sale and Contribution Agreement and any other agreements or documents contemplated by such agreements, (ii) to engage in any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any retail, restaurant, entertainment or other activity or business designed to promote, market, support, develop, construct or enhance the retail, restaurant and entertainment business operated by the Company, and (iii) to engage in any other lawful activity.

        6. AMENDMENT TO SECTION 2.10. Section 2.10 of the Agreement is hereby amended as follows: the heading and text of Section 2.10 of the Agreement is hereby deleted in its entirety and replaced by the words "Intentionally Omitted."

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        7.      AMENDMENT TO SECTION 2.11. Section 2.11 of the Agreement is
hereby amended as follows: the heading and text of Section 2.11 of the Agreement is hereby deleted in its entirety and replaced by the words "Intentionally Omitted."

        8. CONTINUING EFFECT OF THE AGREEMENT. Except as specifically set forth in this First Amendment, the Agreement shall remain unmodified and in full force and effect.

        9. GOVERNING LAW. This First Amendment shall be governed by, and construed under, the laws of the State of Delaware (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).

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        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed, by their respective duly authorized officers or partners, on the date first above written.

                                    MEMBER

                                    VENETIAN CASINO RESORT, LLC

                                    BY LAS VEGAS SANDS, INC., AS MANAGING MEMBER


                                    By: /s/ David Friedman
                                       -------------------------------------
                                       Name:  David Friedman
                                       Title: Secretary